UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2007

DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II

(Exact name of Registrant as specified in its charter)

            New York

  2-85829

  13-3202289

(State or other jurisdiction   (Commission         (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On August 31, 2007, Drexel Burnham Lambert Real Estate Associates II (the “Registrant” or “Partnership”) obtained an additional mortgage loan in the principal amount of $5,650,000 on its sole investment property Presidential House Apartments, located in Miami Beach, Florida. The second mortgage bears interest at 5.93% per annum and requires monthly payments of principal and interest of approximately $34,000 beginning October 1, 2007, through the July 1, 2018 maturity date.  The additional mortgage has a balloon payment of approximately $4,625,000 due at maturity.  If no event of default exists at maturity, the maturity date will automatically be extended for one additional year, to July 1, 2019, during which period the additional mortgage would bear interest at the one-month LIBOR rate plus 250 basis points and would require monthly payments of principal and interest.  The Registrant may prepay the additional mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee the obligations and liabilities of the Registrant with respect to the new mortgage financing.

In connection with the additional mortgage loan, the Partnership also agreed to certain modifications on the existing first and second mortgage loans encumbering Presidential House Apartments.  The modification includes consolidating the existing loans, an interest rate of 7.342% per annum, monthly payments of principal and interest of approximately $31,000, commencing October 1, 2007, through the maturity of July 1, 2020, at which time a balloon payment of approximately $3,661,000 is due.  The previous terms for the first mortgage were an interest rate of 7.96% per annum through the maturity date of July 1, 2020 and monthly payments of approximately $35,000 through the maturity date, at which date the loan was scheduled to be fully amortized. The previous terms for the second mortgage were an interest rate of 5.55% per annum through the maturity date of July 1, 2020 and monthly payments of approximately $11,000 through the maturity date, at which date the loan was scheduled to be fully amortized.  The Partnership may prepay the modified mortgage loan at any time subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Partnership, to guarantee the obligations and liabilities of the Partnership with respect to the modified loan.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of the respective lender if an event of default, as defined in the applicable loan agreement, occurs.  Events of default include, but are not limited to: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Partnership.

The foregoing description is qualified in its entirety by reference to the    Multifamily Note and Consolidated, Amended and Restated Multifamily Note (Recast Transaction), copies of which are filed as exhibits 10.13 and 10.14.

In accordance with the Registrant’s partnership agreement, the Registrant’s General Partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, from the above transactions will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

    The following exhibits are filed with this report:

10.13

Form Of Multifamily Note between Capmark Bank and Drexel Burnham Lambert Real Estate Associates II Limited Partnership, a New York limited partnership, dated August 31, 2007.

10.14

Form of Consolidated, Amended and Restated Multifamily Note (Recast Transaction) between Federal Home Loan Mortgage Corporation and Drexel Burnham Lambert Real Estate Associates II Limited Partnership, a New York limited partnership, dated August 31, 2007.

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREXEL BURNHAM LAMBERT REAL ESTATE ASSOCIATES II

By: DBL Properties Corporation
Its General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

September 7, 2007